UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 18, 2020

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Executive Annual Incentive Plan

On February 18, 2020, the Organization & Compensation Committee (the “O&C Committee”) of the Board of Directors of Oncor Electric Delivery Company LLC (“Oncor”) approved the Oncor Electric Delivery Company LLC Seventh Amended and Restated Executive Annual Incentive Plan (the “Restated Executive Annual Incentive Plan”). The Restated Executive Annual Incentive Plan is effective as of January 1, 2020 and will apply to annual incentive awards for the January 1, 2020 to December 31, 2020 plan year.

The Restated Executive Annual Incentive Plan amends and restates in its entirety Oncor’s existing Sixth Amended and Restated Executive Annual Incentive Plan (the “Previous Executive Annual Incentive Plan”). Under the Previous Executive Annual Incentive Plan, a final funding percentage for each plan year was determined based on Oncor’s achievement of a threshold and target funding trigger (the “Funding Trigger”) and Oncor’s achievement of any operational or other metrics that the O&C Committee elects to apply in determining the aggregate amount of awards, as adjusted by any modifiers set by the plan administrators (the “Operational Funding Percentage”). An individual executive’s award under the Previous Executive Annual Incentive Plan was then calculated using the executive’s target award (a percentage of base salary) multiplied by the final funding percentage. That calculated award could then be adjusted upward or downward by any individual performance modifiers applied by the O&C Committee.

Under the Restated Executive Annual Incentive Plan, the Funding Trigger will no longer be applied and the final funding percentage will equal the achieved Operational Funding Percentage, unless the Operational Funding Percentage is less than 50% or more than 150%, in which case the percentage will be 50% or 150%, respectively. An individual executive’s award will then continue to be calculated as under the Previous Executive Annual Incentive Plan, using the target award, final funding percentage and any individual performance modifiers applied by the O&C Committee.

Other than as described above, the material terms of the Restated Executive Annual Incentive Plan remain identical to those in the Fifth Amended and Restated Executive Annual Incentive Plan described in our Annual Report on Form 10-K filed on February 26, 2019. The foregoing description of the Restated Executive Annual Incentive Plan is qualified in its entirety by reference to the complete terms of the Restated Executive Annual Incentive Plan, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Long-Term Incentive Plan Award Agreement

On February 18, 2020, the O&C Committee approved a revised form of award agreement (the “Amended Form Award Agreement”) under the Oncor Electric Delivery Company LLC Long-Term Incentive Plan (the “Long-Term Incentive Plan”). The Amended Form Award Agreement will be used for awards made under the Long-Term Incentive Plan with respect to performance periods beginning on or after January 1, 2020.

Awards under the Long-Term Incentive Plan are calculated based on an individual’s target award opportunity and Oncor’s level of achievement of certain weighted performance goals, as adjusted by any modifiers set by the plan administrators (the “Weighted Performance Goal Percentage”). Previous awards under the Long-Term Incentive Plan provided for calculation of awards based on achievement of a funding trigger and certain operational metrics. The Amended Form Award Agreement revises Exhibit A to the form of award agreement used for previous performance periods (the “Previous Form Award Agreement”) to remove the funding trigger and instead calculate awards based solely on the performance metrics established by the O&C Committee each year relating to safety, reliability and net income growth. The final funding percentage under the Amended Form Award Agreement will equal the Weighted Performance Goal Percentage, unless the Weighted Performance Goal Percentage is less than 50% or more than 150%, in which case the percentage will be 50% or 150%, respectively.

Under the Amended Form Award Agreement, an individual’s final award is calculated as his or her target opportunity amount, as specified in the award agreement, multiplied by the final funding percentage. Under the Previous Form Award Agreement, the awards were calculated based on an individual’s target award opportunity, Oncor’s level of achievement of a financial metric funding trigger and the Weighted Performance Goal Percentage.

Other than as described above, the terms of the Amended Form Award Agreement remain identical to those in the Previous Form Award Agreement, and the terms of the Long-Term Incentive Plan are the same as those described in our Annual Report on Form 10-K filed on February 26, 2019. The foregoing description of the Amended Form Award Agreement is qualified in its entirety by reference to the complete terms of the Amended Form Award Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10(a)	Oncor Electric Delivery Company LLC Seventh Amended and Restated Executive Annual Incentive Plan

10(b)	Oncor Electric Delivery Company LLC Form of Long-Term Incentive Plan Award Agreement for performance periods beginning on or after January 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: February 24, 2020